Exhibit 99.1

American Rebel Light Debuts at Renowned Nashville Bar and Original Live Music Venue The Local Nashville and The Local Hendersonville

Nashville, TN, Nov. 12, 2024 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), creator of American Rebel Light Beer ( americanrebelbeer.com ), and a designer, manufacturer, and marketer of branded safes, personal security and self-defense products and apparel, is proud to announce the debut of its American Rebel Light Lager at The Local Nashville ( localnash.com ) and The Local Hendersonville.

“I couldn’t think of a better time than Veterans Day to bring in the truly patriotic beer that American Rebel is ,” said Geoff Reid, owner of The Local. “It embodies everything I believe in as an American and as a business owner – the perfect match.”

“I’m really excited to have American Rebel Light available at The Local,” said Andy Ross, CEO of American Rebel Holdings. “The Local is a strong supporter of original live music and is a great venue for songwriters, artist showcases, good food and now American Rebel Light! Geoff saw a need for an accessible live music room and he built it much like we saw a need for a patriotic American beer and we created it.”

As a songwriter himself, Geoff Reid has first-hand experience playing local shows around Nashville. After performing at a popular Nashville singer-songwriter venue with a limited amount of tickets to share with his friends and family, Geoff realized Nashville needed a performance space where up-and-coming as well as the top hit songwriters could not only play and audition their new original songs for top country music artists, but also hang out with friends and family in more of a relaxed atmosphere. In 2017, driven by his passion for music and love of community, Geoff opened the doors of The Local Nashville for performers and their supporters who craved a true “local” experience.

American Rebel Beer’s Tennessee distributor, Best Brands, Inc ., arranged for American Rebel Light to be featured at The Local Nashville and The Local Hendersonville. “Great bars, live music, great people and a great community,” said Andy Ross. “A perfect home for America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.”

The Local Nashville is located at 110 28 th Avenue North near Centennial Park and Vanderbilt University just off West End Avenue in Nashville. The Local Hendersonville is located at 300 Indian Lake Blvd, Building B100, in The Street of Indian Lake development in Hendersonville, TN, just north of Nashville.

American Rebel Light Beer is produced in partnership with AlcSource, the largest integrated provider of beverage development, sourcing, and production solutions in the U.S. American Rebel Light Beer is a Premium Domestic Light Lager.

For an updated list of locations featuring American Rebel Light, visit americanrebelbeer.com.

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About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) operates primarily as a designer, manufacturer and marketer of branded safes, personal security and self-defense products, and American Rebel Beer ( americanrebelbeer.com ). The Company also designs and produces branded apparel and accessories. To learn more, visit americanrebel.com . For investor information, visit americanrebel.com/investor-relations .

About Best Brands, Inc.

Best Brands, Inc. is a leading distributor of wines, spirits and beer, with four primary coverage areas of western Tennessee, middle Tennessee, southeastern Tennessee and northeastern Tennessee. Best Brands is a major force in the Tennessee market with an experienced management team and a sales staff second to none. Best Brands’ people’s devotion to promoting and growing their brands, both on-premise and off-premise, separates them from their competition.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued increase in revenues, actual size of Best Brands, Inc., actual sales to be derived from Best Brands, Inc., implied or perceived benefits resulting from the Best Brands, Inc. agreement, actual launch timing and availability of American Rebel Beer in additional markets, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

info@americanrebel.com

James “Todd” Porter

American Rebel Beverages, LLC

tporter@americanrebelbeer.com

Investor Relations:

Brian M. Prenoveau, CFA

MZ Group – MZ North America

areb@mzgroup.us

561-489-5315

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